Exhibit (l)(2)

Stradley Ronon Stevens & Young, LLP 1250 Connecticut Avenue, N.W., Suite 500
Washington, DC 20036
Telephone 202.822.9611
Fax 202.822.0140 www.stradley.com

Direct Dial: (202) 507-5154

April 26, 2018

NexPoint Real Estate Strategies Fund

300 Crescent Court, Suite 700

Dallas, Texas 75201

Ladies and Gentlemen,

We have acted as counsel for NexPoint Real Estate Strategies Fund, a Delaware statutory trust (the “Trust”), operating as a closed-end interval fund, in connection with the issuance and sale by the Trust of its Class L shares (the “Shares”) which, with the Trust’s Class A shares, Class C shares and Class Z shares, will be a maximum offering of 50,000,0000 shares of beneficial interest, no par value, under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is furnished in accordance with the requirements of Item 25(2)(l) of Form N-2 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act.

We have examined the Certificate of Trust of the Trust, the Amended and Restated Agreement and Declaration of Trust of the Trust (under which the Trust is authorized to issue an unlimited number of shares of beneficial interest, all with no par value) (the “Declaration”), the By-Laws of the Trust, certain resolutions adopted by the Board of Trustees of the Trust relating to the creation, authorization, issuance and sale of the Shares, and a Certificate of Good Standing dated April 26, 2018 from the State of Delaware.

We have also examined the Registration Statement on Form N-2 filed by the Trust (the “Registration Statement”) under the Investment Company Act and the Securities Act, all as amended to date, as well as other items we deem material to this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the Shares of the Trust and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

We have assumed the following for purposes of this opinion:

1. The Shares will be issued in accordance with the Trust’s Declaration and By-Laws and resolutions of the Trust’s Board of Trustees, relating to the creation, authorization, issuance and sale of the Shares.

2. The Shares will be issued against payment therefor as described in the Prospectus and the Statement of Additional Information relating thereto included in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, so long as the Trust remains a valid and subsisting entity under the laws of its state of organization, the Shares registered through the Registration Statement to date will, when sold in accordance with the Registration Statement, be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stradley, Ronon, Steven & Young, LLP

Stradley, Ronon, Steven & Young, LLP